Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

November 5, 2018

Noble Corporation

Noble Holding International Limited

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof by Noble Corporation, a Cayman Islands exempted company with limited liability (the “Guarantor”), and Noble Holding International Limited, a Cayman Islands exempted company with limited liability (the “Debt Issuer” and together with the Guarantor, the “Issuers”), under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, unsecured senior debt securities of the Debt Issuer (the “Senior Debt Securities”) and unsecured subordinated debt securities of the Debt Issuer (the “Subordinated Debt Securities”), and guarantees of the Guarantor related to such Senior Debt Securities and Subordinated Debt Securities (together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), certain legal matters in connection with the Debt Securities are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

The Debt Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to any such prospectus and pursuant to Rule 415 under the Act.

Each series of Debt Securities will be issued:

(i) in the case of the Senior Debt Securities, pursuant to that certain indenture, dated as of March 16, 2015, as amended or supplemented from time to time, between the Debt Issuer and Wells Fargo Bank, N.A., as trustee (the “Senior Indenture”); and

(ii) in the case of the Subordinated Debt Securities, pursuant to an indenture to be entered into between the Debt Issuer and Wells Fargo Bank, N.A., as trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

Each Indenture is to be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series of Debt Securities.

Noble Corporation Noble Holding International Limited	November 5, 2018

In our capacity as your counsel in the connection referred to above, we have examined (i) the Registration Statement, (ii) the Senior Indenture and the form of Subordinated Indenture filed or incorporated by reference as exhibits to the Registration Statement and (iii) originals, or copies certified or otherwise identified, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In giving such opinion, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Issuers and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that such original copies are authentic and complete and that all information submitted to us was accurate and complete.

In connection with such opinion, we also have assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(b) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby;

(c) all Debt Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d) the Board of Directors of the Issuers or, to the extent permitted by the laws of the Cayman Islands and the articles of association, memorandum of association or other organizational documents, as the case may be, of the Issuers, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Debt Securities to be issued by the Issuers and to authorize the terms of the offering and sale of such Debt Securities and related matters;

(e) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities being offered will have been duly authorized and validly executed and delivered by the Issuers and the other parties thereto (each, a “Purchase Agreement”);

(f) all Debt Securities, and any certificates in respect thereof, will be delivered in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein; and

Noble Corporation Noble Holding International Limited	November 5, 2018

(g) in the case of Debt Securities of any series issuable by the Issuers under an Indenture:

(i) if such Debt Securities are Subordinated Debt Securities, an Indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Issuers and the trustee thereunder;

(ii) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will be governed by the laws of the State of New York and will not include any provision that is unenforceable;

(iii) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

(iv) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Debt Securities will, when issued, constitute legal, valid and binding obligations of the applicable Issuer, enforceable against such Issuer in accordance with their respective terms, except as the enforceability thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York and applicable federal laws of the United States, each as currently in effect.

We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.